Exhibit 99.2

EFiled: Nov 20 2014 04:16PM EST
Transaction ID 56368855
Case No. 7646-VCP

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HERBERT SILVERBERG, Derivatively on Behalf of DENDREON CORPORATION,	)	
Plaintiff,	)	
v.	)	C.A. No. 7646-VCP
MITCHELL H. GOLD, RICHARD F. HAMM, GREGORY T. SCHIFFMAN, MARK W. FROHLICH, SUSAN B. BAYH, RICHARD B. BREWER, GERARDO CANET, BOGDAN DZIURZYNSKI, DAVID L. URDAL, and DOUGLAS G. WATSON,	)	
Defendants,	)	
-and-	)	
DENDREON CORPORATION,	)	
Nominal Defendant.	)	

STIPULATION OF COMPROMISE AND SETTLEMENT

This Stipulation of Compromise and Settlement ("Stipulation") is made and entered into as of November 6, 2014. The parties to this litigation (each a "Party" and, collectively, the "Parties"), by and through their undersigned attorneys, have reached an agreement (the "Settlement") for the settlement of the matters titled *Silverberg v. Gold, et al.*, filed in the Court of Chancery of the State of Delaware (the "Court"), Civil Action No. 7646-VCP (the "Delaware Action"), *Wagner v.*

Gold, et al., No. 2:11-cv-01345-JLR (W.D. Wash.), *Nicholas v. Gold, et al.*, No. 2:11-cv-01346-JLR (W.D. Wash.), *Ross v. Gold, et al.*, No. 2:11-cv-01476-JLR (W.D. Wash.) and *Liu v. Gold*, No. 2:14-cv-01087 (W.D. Wash.), which were consolidated as *In re Dendreon Corp. Deriv. Action*, Master No. 2:11-cv-01345-JLR (W.D. Wash.) (the "Washington Federal Action"), and *McCallion v. Gold, et al.*, No 11-2-29626-1 SEA (Super. Ct. Wash. King County) and *Wallace v. Gold, et al.*, No 11-2-35979-4 SEA (Super. Ct. Wash. King County), which were consolidated as *In re Dendreon Corp. S'holder Deriv. Litig.*, Lead No. 11-2-29626-1 SEA (Super. Ct. Wash. King County) (the "Washington State Action", which together with the Delaware Action and the Washington Federal Action are collectively referred to herein as the "Actions"). This Stipulation is intended to fully, finally, and forever resolve, discharge, and settle all claims in the Actions on the terms set forth below and subject to Court approval pursuant to Court of Chancery Rule 23.1.

The Parties to this Stipulation are:

A. Plaintiff Herbert Silverberg ("Silverberg"), a stockholder of Dendreon Corporation ("Dendreon" or the "Company"), who has prosecuted the Delaware Action on behalf of Dendreon pursuant to Court of Chancery Rule 23.1;

B. Plaintiffs Fang Liu ("Liu"),[1] Paula Nicholas ("Nicholas") Jared Ross ("Ross") and William D. Wagner ("Wagner") (collectively, the "Washington Federal Plaintiffs"), who are the named plaintiffs in the Washington Federal Action filed on behalf of Dendreon pursuant to Federal Rule of Civil Procedure 23.1;

C. Plaintiff James M. McCallion ("McCallion") and David Wallace ("Wallace") (collectively, the "Washington State Plaintiffs"), who are the named plaintiffs in the Washington State Action filed on behalf of Dendreon pursuant to Washington Bus. Corp. R. 23B.07.400 (Silverberg, the Washington Federal Plaintiffs and the Washington State Plaintiffs are collectively referenced herein as the "Plaintiffs");

D. Individual defendants Mitchell H. Gold ("Gold"), Richard F. Hamm ("Hamm"), Susan B. Bayh ("Bayh"), Hans E. Bishop ("Bishop"), Gerardo Canet ("Canet"), Bogdan Dziurzynski ("Dziurzynski"), Mark W. Frohlich ("Frohlich"), Pedro Granadillo ("Granadillo"), Richard J. Ranieri ("Ranieri"), Gregory T. Schiffman ("Schiffman"), David C. Stump ("Stump"), David L. Urdal ("Urdal") and Douglas G. Watson (collectively, the "Individual Defendants"); and

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[1] Plaintiff Fang Liu commenced an action in the U.S. District Court for the Western District of Washington, captioned *Liu v. Gold*, Civ. No. 2:14-cv-01087. Liu filed a notice of related case with the Court and his action is expected to be submitted within the consolidated Washington Federal Action.

E. Nominal defendant Dendreon Corporation ("Dendreon").

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, BY AND AMONG THE PARTIES TO THIS STIPULATION, subject to the approval of the Court pursuant to Court of Chancery Rule 23.1, that all Released Claims (as defined herein) shall be and hereby are compromised, settled, discontinued, and dismissed with prejudice and without costs (except as defined herein), as to all Released Persons (as defined herein), including Dendreon, upon the following terms and conditions:

1. DEFINITIONS

1.1. "Current Dendreon Stockholder" or "Current Dendreon Stockholders" means any Person or Persons (as defined herein) who are record or beneficial owners of Dendreon common stock as of the date of this Stipulation, excluding the Individual Defendants, the officers and directors of Dendreon, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.2. "Delaware Plaintiff's Counsel" means Rosenthal, Monhait & Goddess, P.A., and Abraham, Fruchter & Twersky, LLP.

1.3. "Effective Date" means the date that the Judgment, which approves in all material respects the releases provided for in the Stipulation and dismisses the Delaware Action with prejudice, becomes Final.

1.4. "Escrow Account" means the Sidley Austin LLP Client Trust Account.

1.5. "Final" means no longer subject to review upon appeal or review in connection with a Petition for Writ of Certiorari or similar writ, whether by exhaustion of any possible appeal, lapse of time, or otherwise.

1.6. "Immediate Family" means an Individual Defendant's spouse, domestic partner, parents, siblings, children, grandparents and grandchildren; the spouses of his or her parents, siblings and children; the parents of his or her spouses (all including step and adoptive relationships); his or her estate and any executor or other fiduciaries of such estate; and any trust of which any of the foregoing is a settler or beneficiary.

1.7. "Judgment" means the Order and Final Judgment entered by the Court dismissing this Delaware Action with prejudice, substantially in the form annexed hereto as Exhibit D.

1.8. "Notice" means the Notice of Pendency of Settlement of Action, substantially in the form annexed hereto as Exhibit C.

1.9. "Person" means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor,

administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.10. "Plaintiffs' Counsel" means Delaware Plaintiff's Counsel and Washington Plaintiffs' Counsel.

1.11. "Related Parties" means, as to Dendreon and the Individual Defendants, their respective past or present directors, officers, employees, partners, insurers, co-insurers, reinsurers, agents, controlling shareholders, attorneys, accountants, advisors, personal or legal representatives, predecessors, successors, assigns, parents, subsidiaries, divisions, joint ventures, and each Individual Defendant's Immediate Family.

1.12. "Released Claims" means, to the fullest extent allowed by law, all claims for relief (including Unknown Claims), demands, causes of action, rights, potential or actual liabilities of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, for compensatory damages, punitive damages, restitution, disgorgement or any other legal or equitable relief that could be sought under any legal theory, (a) that Plaintiffs asserted in any of the complaints filed in any of the Actions or proffered for potential filing as an amended pleading in any of the Actions (collectively, the "Complaints"), or (b) that Plaintiffs, Dendreon, or any Current Dendreon Stockholder could have asserted in any forum that arise out of, relate to or are

based upon the allegations, transactions, facts, matters or occurrences, representations, misrepresentations, or omissions involved, set forth, or referred to in any of the Complaints, including without limitation allegations relating to transactions in Dendreon securities, the Individual Defendants' performance of their duties as officers and/or directors of Dendreon, or any other action taken or alleged to have been taken by the Individual Defendants as identified in the Complaints, except for claims relating to the enforcement of the Settlement.

1.13. "Released Persons" means each and all of the Individual Defendants and Richard B. Brewer,[2] together with all of their and Dendreon's respective Related Parties.

1.14. "Scheduling Order" means an order scheduling a hearing on the Stipulation and approving the form of Notice and method of giving notice, substantially in the form annexed hereto as Exhibit B.

1.15. "Settlement Hearing" means the hearing (or hearings) at which the Court will review and assess the adequacy, fairness, and reasonableness of the Stipulation, and consider Plaintiffs' Counsel's application for an award of attorneys' fees and reimbursement of expenses (the "Fee and Expense Application," as set forth in Sections 5 and 6, below).

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[2] Due to his death, on April 11, 2014, Mr. Brewer was dismissed from the Delaware Action pursuant to Court of Chancery Rules 23.1 and 41.

1.16. "Unknown Claims" means with respect to the claims released herein, that any Party, as applicable, does not know or does not suspect to exist in his, her, or its favor at the time of the release, which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the claims released herein, or might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all claims released herein, the Parties stipulate and agree that, upon the Effective Date, the Parties and their counsel shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law). California Civil Code § 1542 provides that:

> **A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.**

The Parties may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true related to the subject matter of the claims released herein; but the Parties, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever settled and released any and all claims released herein, known or unknown, suspected or

unsuspected, contingent or non-contingent, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law, regulation or rule, without regard to the subsequent discovery or existence of different or additional facts. The Parties acknowledge that the foregoing waiver of Unknown Claims was separately bargained for and is a key element of the Settlement of which this release is a part.

1.17. "Washington Plaintiffs' Counsel" means Federman & Sherwood; Levi & Korsinsky, LLP; Law Offices of Clifford A. Cantor, P.C.; Robbins Arroyo LLP; Johnson & Weaver, LLP and Stritmatter Kessler Whelan Collucio.

2. DESCRIPTION OF THE ACTIONS AND SETTLEMENT OF THE ACTIONS

2.1. Summary of the Delaware Action

On September 13, 2011, Silverberg made a demand for books and records from Dendreon pursuant to Section 220 of the Delaware General Corporation Law. After extensive negotiations, on or about January 23, 2012, Dendreon produced several hundred pages of documents.

On June 22, 2012, Silverberg filed the Delaware Action in the Court derivatively on behalf of Dendreon against defendants Gold, Hamm, Schiffman, Frohlich, Bayh, Canet, Dziurzynski, Urdal and Watson (the "Delaware

Defendants"). Silverberg claimed that the Delaware Defendants breached their fiduciary duties of loyalty in connection with certain transactions in Dendreon securities, including sales of Dendreon stock.

On November 14, 2012, pursuant to a stipulation of the parties to the Delaware Action, the Court entered an Order temporarily staying the Delaware Action until January 22, 2013 so that the Parties could explore a possible resolution. On January 15, 2013, Silverberg participated in a mediation session with Judge Layn R. Phillips (Ret.) in Newport Beach, California, during which the Parties were unable to agree to a resolution.

On February 21, 2013, the Delaware Defendants filed a motion to stay the Delaware Action pending resolution of the securities class action entitled *In re Dendreon Corporation Class Action Litigation*, No. 11 Civ. 1219 (JLR) (W.D. Wash.) (the "Federal Securities Class Action"). On February 22, 2013, the Delaware Defendants filed a motion to dismiss Silverberg's Derivative Action Complaint (the "Delaware Complaint"). On April 17, 2013, the Court issued a bench ruling granting in part and denying in part the Delaware Defendants' motion to stay, ruling that briefing of the Delaware Defendants' motion to dismiss should proceed.

On April 26, 2013, following the Court's ruling that briefing of the motion to dismiss was to proceed, Silverberg's counsel participated in a meditation session

with Judge Phillips during which the Parties were unable to agree to a resolution.

On May 17, 2013, the Delaware Defendants' filed their opening brief in support of their motion to dismiss the Delaware Complaint. Briefing of the Delaware Defendants' motion to dismiss was completed by July 2, 2013 and oral argument was held before the Court on September 10, 2013. (By the time of the argument, a settlement of the Federal Securities Class Action had been reached and approved by the Court.) On December 31, 2013, the Court issued an opinion (the "Opinion") denying the motion to dismiss the Delaware Complaint.

On January 7, 2014, Silverberg served the first set of document requests upon the Delaware Defendants.

On January 10, 2014, Silverberg filed a motion to set a schedule in the Delaware Action. Also, on January 10, 2014, the Delaware Defendants filed an application for certification of interlocutory review of the Opinion.

On January 15, 2014, the Delaware Defendants filed a renewed motion to stay the Delaware Action pending resolution of an individual securities opt-out action entitled *Bolling v. Dendreon Corporation*, No. 13 Civ. 872 (JLR) (W.D. Wash.).

On February 4, 2014, the Court issued an opinion denying the Delaware Defendants' application for certification of interlocutory appeal. On February 12, 2014, the Delaware Supreme Court issued an order declining to hear the Delaware

Defendants' interlocutory appeal.

On March 17, 2014, the Court held oral argument on plaintiff Silverberg's motion to set a schedule and the Delaware Defendants' renewed motion to stay. The Court issued a bench ruling granting Silverberg's motion to set a schedule with modifications and instructed the parties to confer and submit a proposed schedule consistent with the Court's bench ruling. The Court additionally denied the Delaware Defendants' renewed motion to stay.

On April 28, 2014, the Court entered a schedule permitting the parties to the Delaware Action to proceed with full discovery and setting trial to commence on March 16, 2015.

Silverberg served a total of four sets of document requests and three sets of interrogatories on each of the Delaware Defendants, and also sought discovery through subpoenas *duces tecum* and *ad testificandum* served on several third-party witnesses.

The parties to the Delaware Action represent that they diligently met and conferred several times concerning the scope of discovery, and exchanged correspondence regarding, among other things: (i) the nature and scope of document production; (ii) disagreements as to permissible discovery; and (iii) the depositions of fact witnesses.

Silverberg represents that, in response to discovery requests, beginning on

March 21, 2014, the Delaware Defendants produced in excess of 280,000 pages of documents and responses to the three sets of interrogatories propounded by Silverberg. Additionally, Silverberg represents that Silverberg produced documents and information responsive to the Delaware Defendants' documents request and interrogatories. Silverberg represents that, at the time of the Parties' initial agreement to enter into this Settlement, the parties to the Delaware Action had scheduled the deposition of two facts witnesses and were firming up the deposition dates for an additional twelve Dendreon fact witnesses. In addition, Silverberg represents that Silverberg anticipated the need for depositions of third-parties after having an opportunity to analyze their document productions.

On May 13, 2014, the Parties participated in another mediation session with Judge Phillips in New York City. Although the Parties did not agree to settle the Actions on that date, the Parties, through Judge Phillips, thereafter continued to discuss the possibility of settlement.

On June 24, 2014, following a mediator's recommendation issued by Judge Phillips, the Parties agreed in principle to settle the Actions on certain terms (the "Agreement"), subject to definitive documentation and Court approval. On July 18, 2014, the parties entered into a Memorandum of Understanding setting forth the basic terms of a settlement of the Actions.

2.2. Summary of the Washington Federal Action

On August 12, 2011, Wagner filed an action in the United States District Court for the Western District of Washington against certain of the Individual Defendants. Liu, Nicholas and Ross subsequently filed actions in that federal court as well.

On September 22, 2011, Wagner and Nicholas filed a joint motion to transfer their cases to a single judge, consolidate and appoint lead plaintiffs and counsel.

On November 22, 2011, the Washington Federal Plaintiffs stipulated to a stay of proceedings in the Washington Federal Action pending a decision on the motion to dismiss in the Federal Securities Class Action.

On December 1, 2011, Judge James L. Robart entered the Washington Federal Plaintiff's proposed order of consolidation and appointment of lead plaintiff and lead and liaison counsel. Judge Robart additionally entered the stipulated stay of proceedings as agreed upon by the parties to the Washington Federal Action.

On January 15, 2013 and April 26, 2013, the Washington Federal Plaintiffs, together with Washington State Plaintiffs, participated in in-person mediation sessions with Judge Phillips during which the Parties were unable to agree to a resolution.

Prior to the April 26, 2013 mediation, Dendreon provided the Washington Federal Plaintiffs and Washington State Plaintiffs with several hundred pages of documents previously provided to the Delaware Plaintiff pursuant to the Delaware Plaintiff's books and records demand.

Throughout the rest of 2013, the Washington Plaintiffs represent that the Washington Federal and State Plaintiffs continued their negotiations with the Individual Defendants and Dendreon regarding proposed settlement terms. These negotiations included, *inter alia*, the exchange of multiple proposed governance term sheets and several conference calls to discuss the same.

On May 13, 2014, the Parties participated in another mediation session with Judge Phillips in New York City. As set forth above, although the Parties did not agree to settle the Actions on that date, the Parties, through Judge Phillips, thereafter continued to discuss the terms for a potential settlement.

On June 24, 2014, the Washington Federal Plaintiffs agreed to the Agreement to resolve the Actions.

2.3. Summary of the Washington State Action

On August 26, 2011, McCallion filed an action in the Superior Court of Washington for King County against certain of the Individual Defendants. Wallace subsequently filed an action in that state court as well.

On September 9, 2011, the McCallion action was removed to the United

States District Court for the Western District of Washington. On October 18, 2011, pursuant to a stipulation between certain parties to the Washington State Action, the action was remanded back to Washington State Court.

On November 7, 2011, the Washington State Plaintiffs filed a stipulation seeking a stay pending a decision on the motion to dismiss in the Federal Securities Class Action. The stipulation additionally sought consolidation of the related actions and appointment of co-lead and liaison counsel. On November 15, 2011, Judge Laura Inveen ordered the requested stay, consolidation and appointment of co-lead and liaison counsel.

On January 15, 2013 and April 26, 2013, the Washington State Plaintiffs, together with the Washington Federal Plaintiffs, participated in in-person mediation sessions with Judge Phillips, during which the Parties were unable to agree to a resolution.

Prior to the April 26, 2013 mediation, Dendreon provided the Washington Federal Plaintiffs and Washington State Plaintiffs with several hundred pages of documents previously provided to the Delaware Plaintiff pursuant to the Delaware Plaintiff's books and records demand.

Subsequent to the April 26, 2013 mediation, the Washington State Plaintiffs continued their negotiations with the Individual Defendants regarding proposed settlement terms.

Throughout the rest of 2013, Washington Plaintiffs' counsel represent that the Washington Federal and State Plaintiffs continued their negotiations with the Individual Defendants and Dendreon regarding proposed settlement terms. These negotiations included, *inter alia*, the exchange of multiple proposed governance term sheets and several conference calls to discuss the same.

On May 13, 2014, the Parties participated in another mediation session with Judge Phillips in New York City. As set forth above, although the Parties did not agree to settle the Actions on that date, the Parties, through Judge Phillips, thereafter continued to discuss the terms for a potential settlement.

On June 24, 2014, the Washington State Plaintiffs agreed to the Agreement to resolve the Actions.

2.4. Plaintiffs' Claims and the Benefits of the Settlement

Plaintiffs believe that the claims asserted in the Actions have merit, but also believe that the Settlement set forth below provides substantial and immediate benefits for Dendreon and its current stockholders. In addition to these substantial benefits, Plaintiffs and Plaintiffs' Counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Actions; (ii) the probability of success on the merits; (iii) the inherent problems of proof associated with, and possible defenses to, the claims asserted in the Actions; (iv) the desirability of permitting the Settlement to be consummated according to its terms;

(v) the expense and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and appeals; and (vi) the conclusion of Plaintiffs and Plaintiffs' Counsel that the terms and conditions of the Stipulation are fair, reasonable, and adequate, and that it is in the best interests of Dendreon and its current stockholders to settle the Actions on the terms set forth herein.

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Dendreon and its current stockholders. Based upon Plaintiffs' Counsel's evaluation, Plaintiffs have determined that the Settlement is in the best interests of Dendreon and its current stockholders and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

2.5. Individual Defendants' Denials of Wrongdoing and Liability

The Individual Defendants deny that they have committed or intended to commit any wrongdoing or violations of law arising out of any of the conduct, statements, acts, or omissions alleged in the Actions, and maintain that their conduct was at all times proper and in compliance with applicable law. The Individual Defendants who traded in Dendreon stock further deny that they traded

Dendreon stock on the basis of material non-public information, breached their fiduciary duties, were unjustly enriched or committed corporate waste, or made any material misstatements or omissions in Dendreon's public filings, press releases, or other public statements. The Individual Defendants also deny that Dendreon was harmed by any conduct of the Individual Defendants alleged in the Actions or that could have been alleged therein. Each of the Individual Defendants asserts that, at all relevant times, he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of Dendreon and its stockholders.

The Individual Defendants, however, recognize the uncertainty and the risk inherent in any litigation, and the difficulties and substantial burdens, expense, and length of time that may be necessary to defend this proceeding through the conclusion of discovery, summary judgment motions, trial, post-trial motions, and appeals. The Individual Defendants wish to eliminate the uncertainty, risk, burden and expense of further litigation, and to permit Dendreon to operate without further distraction and diversion with respect to the Actions. Further, Dendreon acknowledges that the Settlement is fair, reasonable, and adequate, and is in the best interests of Dendreon and its stakeholders. The Individual Defendants have, therefore, determined to settle the Actions on the terms and conditions set forth in this Stipulation and to put the Released Claims to rest finally and forever, without

in any way acknowledging any wrongdoing, fault, liability, or damages.

3. TERMS OF SETTLEMENT

3.1. In connection with the Settlement and in consideration of the Releases set forth herein, within ten (10) business days after entry of the Scheduling Order, the Individual Defendants shall cause to be paid four million five-hundred thousand dollars ($4,500,000) (the "Settlement Payment") into an Escrow Account. The Settlement Payment will be used to pay any attorneys' fees and expenses awarded by the Court pursuant to the Fee and Expense Application, any costs of notice, as provided for in Section VII, and any escrow costs or fees. The Settlement Payment, less any amounts awarded by the Court pursuant to the Fee and Expense Application and any escrow costs or fees shall be released and paid from the Escrow Account to the Company upon the Effective Date in accordance with Sections 5-6.

3.2. In addition, as part of the Settlement, Dendreon agrees to implement the corporate governance measures detailed in Exhibit A to this Stipulation. Dendreon acknowledges that the Actions were a substantial and material factor in Dendreon's adoption of the corporate governance measures and that the corporate governance measures confer benefits on Dendreon and its stakeholders.

4. ESCROW ACCOUNT

4.1. Sidley Austin ("Sidley") will receive the Settlement Payment and hold

such funds in the Sidley Austin LLP Client Trust Account.

4.2. Sidley will disburse the funds in the Sidley Austin LLP Client Trust Account (the "Funds") upon receipt and according to the terms of an order of the Court or such other court of competent jurisdiction governing the approval of the Settlement (a "Governing Order"), provided, however, that Sidley will return the Funds to the contributor within fourteen (14) days following the date when the Settlement is (A) withdrawn or terminated for any reason by the Parties to this Stipulation or (B) rejected or disapproved by a court of competent jurisdiction and either (1) the time for seeking appellate review of such rejection or disapproval expires without any party having sought appellate review such that the rejection or disapproval becomes final, or (2) such rejection or disapproval is affirmed by the highest court from which appellate review may be sought.

4.3. In the event of a dispute as to any action to be taken by Sidley under this Agreement or any Governing Order, Sidley shall incur no liability for any action taken in good faith and in accordance with the advice of counsel, and Sidley may, but is not required to, interplead all interested parties in a court of competent jurisdiction and deposit the Funds with the clerk of that court. If the Funds are levied under any court order, or if the payment of any of the Funds is stayed or enjoined by any court order, Sidley is authorized to rely upon and comply with such order.

4.4. Sidley shall not be under any duty to give the Funds any greater degree of care than it gives similar property maintained by it and shall not be required to invest any of the Funds. The Sidley Austin Client Trust Account is an Interest on Lawyers' Trust Account (IOLTA), and, as such, any interest earned or accrued by the Funds shall not be payable to any Party hereto, but instead shall be paid directly by the financial institution where the Sidley Austin Client Trust Account is held to the Legal Services Trust Fund Program.

5. SCOPE OF SETTLEMENT AND RELEASES

5.1. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Actions and any and all Released Claims as to any Released Person or any other Person who could have been named as a defendant in the Actions.

5.2. Upon the Effective Date, Plaintiffs shall be deemed to have—and by operation of the Judgment shall have—fully, finally and forever released, relinquished and discharged each and every one of the Released Claims against each and every one of the Released Persons.

5.3. Upon the Effective Date, Dendreon shall be deemed to have—and by operation of the Judgment shall have—fully, finally and forever released, relinquished and discharged each and every one of the Released Claims against each and every one of the Released Persons, and each and every claim for

repayment of amounts advanced by Dendreon or its insurers for defense of the Actions and other related proceedings against each and every one of the Released Persons; *provided, however,* that as to any proceedings that are still not finally resolved as of the Effective Date of this Settlement, this Paragraph does not affect the Individual Defendants' potential obligations (if any) with respect to amounts advanced by Dendreon or its insurers in connection with and related solely to their defense of such unresolved proceedings.

5.4. Upon the Effective Date of the Settlement, the Individual Defendants shall be deemed to have—and by operation of the Judgment shall have—fully, finally and forever released, relinquished and discharged Plaintiffs, and their respective attorneys, from any claims for relief (including Unknown Claims), demands, causes of action, rights, potential or actual liabilities of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, for compensatory damages, punitive damages, restitution, disgorgement or any other legal or equitable relief that could be sought under any legal theory that arises out of or relates in any way to the institution, prosecution, or settlement of the claims against the Individual Defendants, except for claims relating to the enforcement of the Settlement.

5.5. Each of Dendreon and the Released Persons shall retain and reserve all of their respective claims or rights that may exist relating to the advancement and

payment from Dendreon and/or reimbursement to Dendreon of legal fees and defense costs arising under and pursuant to any Released Person's respective indemnification agreements with Dendreon, Dendreon's certificate of incorporation or by-laws, applicable law, equity or other contract, or any entitlement to insurance coverage or insurance proceeds, and any other litigation, matter, proceeding, or investigation.

5.6. Notwithstanding Paragraphs 5.1, 5.2, 5.3 and 5.4, nothing herein shall in any way impair or restrict the rights of the Parties to enforce the terms of the Settlement pursuant to this Stipulation.

6. ATTORNEYS' FEES AND EXPENSES

6.1. Plaintiffs and Plaintiffs' Counsel may apply to the Court for an award of attorneys' fees and expenses (the "Fee and Expense Application") to be paid from the Escrow Account.

6.2. Plaintiffs' Counsel shall seek an award of attorneys' fees and expenses from and only from the Delaware Court of Chancery (unless the Court is divested of or declines jurisdiction over this Settlement). Any attorneys' fees and expenses awarded by the Court shall be paid from the Escrow Account, pursuant to the Court's order(s) awarding and allocating attorney's fees with respect to the Fee and Expense Applications, within five (5) business days after entry of the Judgment and consistent with wire instructions provided by Plaintiffs' Counsel.

6.3. If the Settlement is terminated for any reason, or if any award of attorneys' fees and expenses is reduced or reversed, then, no later than fourteen (14) business days after receiving from the Individual Defendants' counsel or from a court of appropriate jurisdiction notice of the termination of the Settlement or notice of any reduction or reversal of the award of attorneys' fees and expenses, Plaintiffs' Counsel shall refund to the Escrow Account all fees and expenses previously paid from the Escrow Account to Plaintiffs' Counsel in an amount consistent with the reversal or modification.

6.4. So long as Plaintiffs' application for an award of fees from the Court does not exceed $1.125 million and reasonable expenses actually incurred, neither Dendreon nor the Individual Defendants shall take any position with respect to Plaintiffs' Fee and Expense Application. In no event shall Dendreon or the Individual Defendants have any obligations or liability with respect to the apportionment or distribution of such award.

6.5. Issues related to the award to Plaintiffs' Counsel of attorneys' fees and expenses, and to the apportionment and distribution of such award are matters separate from the Settlement and the Stipulation.

6.6. Court approval of the Settlement is not in any way conditioned on Court approval of the Fee and Expense Application. Disallowance by the Court of the Fee and Expense Application, or any portion thereof, any appeal from any order

relating thereto, and any modification or reversal on appeal of any such order, shall not operate to terminate or cancel the Stipulation or affect its other terms, including the releases set forth in Paragraphs 5.1, 5.2, 5.3 and 5.4, or affect or delay the finality of the Judgment approving the Stipulation.

6.7. Payment of the amounts the Court awards pursuant to the Fee and Expense Application to Plaintiffs' Counsel shall constitute full satisfaction of any obligation to pay any amounts to any person, attorney, or law firm for attorneys' fees and expenses in the Actions incurred by any attorney on behalf of Plaintiffs with respect to the claims asserted in the Actions against the Individual Defendants, and shall relieve the Individual Defendants of any other claims or liability to any other attorney or law firm for any attorneys' fees and/or expenses to which any of them may claim to be entitled on behalf of Plaintiffs.

7. SCHEDULING ORDER AND SETTLEMENT HEARING

7.1. Within five (5) business days after execution of the Stipulation, Plaintiffs shall submit the Stipulation together with its related documents to the Court, and shall apply to the Court for entry of the Scheduling Order, in the form annexed hereto as Exhibit B.

7.2. Dendreon shall undertake the administrative responsibility for giving notice to Current Dendreon Stockholders. Within ten (10) business days after entry of the Scheduling Order, Dendreon shall: (i) post a copy of the Notice,

substantially in the form annexed hereto as Exhibit C (the "Notice"), and Stipulation on the Company's website; (ii) file a Form 8-K with the SEC that includes the Notice, which shall refer Current Dendreon Stockholders to Dendreon's website for more information, including a copy of the Stipulation; and (iii) commence mailing to Current Dendreon Stockholders the Notice in the form annexed hereto as Exhibit C.

7.3. At least ten (10) business days prior to the Settlement Hearing, Dendreon's counsel shall serve on counsel in the Actions and file with the Court an appropriate affidavit or declaration with respect to the notice to be given to Current Dendreon Stockholders pursuant to Paragraph 7.2.

7.4. The Parties and their attorneys agree to use their individual and collective best efforts to obtain Court approval of the Stipulation. The Parties and their attorneys further agree to use their individual and collective best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, the Stipulation provided for hereunder and the dismissal of the Actions.

8. STANDSTILL AGREEMENT

8.1. Pending Court approval of the Stipulation, the Parties agree to stay any and all proceedings in the Actions other than those incident to the Stipulation and

Court approval of the Settlement set forth in the Stipulation.

8.2. Pending final determination of whether the Stipulation should be approved, all Parties to the Actions (including Plaintiffs, the Individual Defendants, and Dendreon) agree not to institute, commence, prosecute, continue, or in any way participate in, whether directly or indirectly, representatively, individually, derivatively on behalf of Dendreon, or in any other capacity, any action or other proceeding asserting any Released Claims.

8.3. Notwithstanding Paragraph 8.1, nothing herein shall in any way impair or restrict the rights of any Party to defend this Stipulation or to otherwise respond in the event any Person objects to the Stipulation, the proposed Judgment to be entered, and/or the Fee and Expense Application.

8.4. In the event the Stipulation does not become Final for any reason, the Parties will be placed in the positions they held as of July 18, 2014. In the event the Stipulation does not become Final, all of the Parties' respective rights and obligations under the Stipulation shall be extinguished; *provided, however*, that Paragraphs 1.1-1.17, 6.3, 8.4, 11.2-11.7, 11.10 and 11.11 shall survive and remain in full force and effect as between the Parties.

9. DISMISSAL OF ACTIONS

9.1. At the Settlement Hearing, the Parties shall jointly request the Court to enter the proposed Judgment, substantially in the form annexed hereto as Exhibit

D.

9.2. Washington Plaintiffs' Counsel hereby agree to seek dismissal of the Washington Federal Action and the Washington State Action with prejudice and without costs to any party within ten (10) days of entry of the Judgment. Washington Plaintiffs' Counsel, Dendreon's counsel and the Individual Defendants' counsel hereby agree in good faith to take all necessary steps to obtain such dismissals.

10.THE STIPULATION IS NOT AN ADMISSION

10.1. This Stipulation reflects, among other things, the compromise and settlement of disputed claims among the Parties hereto, and neither this Stipulation nor the releases given herein, nor any consideration, nor any actions taken to carry out this Stipulation are intended to be, nor may they be deemed or construed to be, an admission or concession of liability (or lack thereof), or the validity of any claim, or defense, or of any point of fact or law on the part of any Party hereto regarding those facts that have been, might have been, or might be alleged in the Actions or in any other proceeding.

10.2. This Stipulation and the Settlement contained in it (whether or not consummated), as well as any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement:

a. Shall not be offered or received against the Individual Defendants as

evidence of, or construed as or deemed to be evidence of, any presumption, concession or admission by any of the Individual Defendants with respect to the truth of any fact alleged in the Actions or the legal or factual validity of any Released Claims, or the deficiency of any defense that has been or could have been asserted in the Actions, or any liability, negligence, fault or wrongdoing of any Individual Defendant or of the Released Persons; and

b. Shall not be offered or received against the Individual Defendants as evidence of, or as a presumption, concession or admission with respect to, any liability, negligence, fault or wrongdoing in any other civil, criminal or administrative action or proceeding other than such proceedings as may be necessary to effectuate the provisions of this Stipulation.

10.3. The Individual Defendants and the Released Persons may file the Stipulation and/or Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of *res judicata*, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

11. MISCELLANEOUS PROVISIONS

11.1. The Parties: (a) acknowledge that it is their intent to consummate this Settlement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

11.2. The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions. The Settlement comprises claims that are contested and shall not be deemed an admission by any Party as to the merits of any claim or defense. The Parties agree that the Settlement Payment and the other terms of the Settlement were negotiated at arms-length and in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily with the assistance of an experienced mediator and after consultation with competent legal counsel. The Parties reserve their rights to rebut, in a manner that such party determines to be appropriate, any contention made in any proceeding that the Actions were brought or defended in bad faith or without a reasonable basis.

11.3. Except and only to the extent modified by this Stipulation, all agreements made, if any, and orders entered during the course of the Actions relating to the confidentiality of information shall survive this Stipulation. Nothing in this

Stipulation, or in the negotiations relating to it, is intended to or shall be deemed to constitute, a waiver of any applicable privilege or immunity, including without limitation any attorney-client privilege, joint defense privilege or work product immunity.

11.4. This Stipulation shall be deemed to have been mutually prepared by the Parties hereto and shall not be construed against any of them by reason of authorship.

11.5. This Stipulation may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. Any signature to the Stipulation by means of facsimile or electronically scanned and sent via email shall be treated in all manners and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof.

11.6. All Persons executing this Stipulation thereby represent that they have been authorized and empowered to do so.

11.7. Plaintiffs and Plaintiffs' Counsel represent and warrant that none of the Released Claims have been assigned, encumbered, or in any manner transferred in whole or in part.

11.8. This Stipulation embodies and represents the full agreement of the Parties and their counsel, and supersedes any and all prior agreements and understandings

relating to the subject matter hereof between or among any of the Parties hereto and/or their counsel. This Stipulation shall not be modified or amended, nor shall any provision of this Stipulation be deemed waived, unless such modification, amendment, or waiver is in writing and executed by or on behalf of each of the Parties or their respective successors-in-interest. The waiver by any Party of any provision or the breach of this Stipulation shall not be deemed a waiver of any other provision or breach of this Stipulation. In the event of any conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of this Stipulation shall prevail.

11.9. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto and their counsel.

11.10. Any action, claim or application concerning the implementation, enforcement or interpretation of the Stipulation, or to resolve any dispute concerning the Stipulation, shall be made or brought in the Court, and all Parties submit to the jurisdiction of the Court for such purposes.

11.11. The construction and interpretation of this Stipulation shall be governed by and construed in accordance with the laws of the State of Delaware and without regard to the laws that might otherwise govern under principles of conflicts of law applicable hereto.

11.12. Without further order of the Court, the Parties hereto may agree to

reasonable extensions of time to carry out any of the provisions of the Stipulation.

11.13. The following exhibits are annexed hereto and incorporated herein by reference:

(a) Exhibit A: Dendreon Corporation Derivative Litigations Agreed-Upon Corporate Governance Measures

(b) Exhibit B: [Proposed] Scheduling Order With Respect to Notice and Settlement Hearing

(c) Exhibit C: Notice of Pendency of Settlement of Action

(d) Exhibit D: [Proposed] Order and Final Judgment

IN WITNESS WHEREOF, IT IS HEREBY AGREED by the undersigned as of the date noted above.

[SIGNATURE PAGES FOLLOW]

For Plaintiff in Silverberg v. Gold, C.A. No. 7646-VCP:

DATED: November 6, 2014

ABRAHAM, FRUCHTER & TWERSKY, LLP

/s/ Jeffrey S. Abraham
JEFFREY S. ABRAHAM

Jeffrey S. Abraham
Philip T. Taylor
One Penn Plaza, Suite 2805
New York, NY 10119
Telephone: (212) 279-5050
Facsimile: (212) 279-3655

Counsel for Plaintiff Herbert Silverberg

DATED: November ___, 2014

ROSENTHAL, MONHAIT & GODDESS, P.A.

____
NORMAN M. MONHAIT

Norman M. Monhait
Carmella Keener
P. Bradford deLeeuw
919 N. Market Street, Suite 1401
P.O. Box 1070
Wilmington, DE 19801
Telephone: (302) 656-4433
Facsimile: (302) 658-7567

Delaware Counsel for Plaintiff Herbert Silverberg

For Plaintiff in Silverberg v. Gold, C.A. No. 7646-VCP:

DATED: November ___, 2014

ABRAHAM, FRUCHTER & TWERSKY, LLP

____

JEFFREY S. ABRAHAM

Jeffrey S. Abraham
Philip T. Taylor
One Penn Plaza, Suite 2805
New York, NY 10119
Telephone: (212) 279-5050
Facsimile: (212) 279-3655

Counsel for Plaintiff Herbert Silverberg

DATED: November 6, 2014

ROSENTHAL, MONHAIT & GODDESS, P.A.

Norman M. Monhait

NORMAN M. MONHAIT #1040

Norman M. Monhait #1040
Carmella Keener #2810
P. Bradford deLeeuw #3569
919 N. Market Street, Suite 1401
P.O. Box 1070
Wilmington, DE 19801
Telephone: (302) 656-4433
Facsimile: (302) 658-7567

Delaware Counsel for Plaintiff Herbert Silverberg

For Plaintiffs in In re Dendreon Corp. Derivative Litigation, Master Docket No. 2:11-cv-1345 JLR:

DATED: November 6th, 2014

FEDERMAN & SHERWOOD

WILLIAM B. FEDERMAN
10205 N. Pennsylvania Avenue
Oklahoma City, OK 73120
Telephone: (405) 235-1560
Facsimile: (405) 239-2112

LEVI & KORSKINSKY, LLP
Shannon L. Hopkins
30 Broad Street, 24th Floor
New York, NY 10004
Telephone: (212) 363-7500
Facsimile: (212) 363-7171

Co-Lead Counsel for Plaintiffs and Attorneys for Plaintiffs Paula Nicholas and Fang Liu

LAW OFFICES OF CLIFFORD A. CANTOR, P.C.
Cliff Cantor
527 208th Avenue SE
Sammamish, WA 98704
Telephone: (425) 868-7813
Facsimile: (425) 732-3752

Liaison Counsel for Plaintiffs Paula Nicholas and Fang Liu

For Plaintiffs in In re Dendreon Corporation Shareholder Derivative Litigation, Lead Case No. 11-2-29626-1 SEA:

DATED: November 6, 2014

ROBBINS ARROYO, LLP (f/k/a ROBBINS UMEDA LLP)

CRAIG W. SMITH

Brian J. Robbins
Craig W. Smith
Julia M. Williams
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

JOHNSON & WEAVER, LLP
Frank J. Johnson
Shawn Fields
110 West "A" Street, Suite 750
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 255-1856

Co-Lead Counsel for Plaintiffs and Attorneys for Plaintiffs James M. McCallion and David Wallace

STRITMATTER KESSLER WHELAN COLLUCIO
Brad M. Moore
200 Second Avenue West
Seattle, WA 98119
Telephone: (206) 448-1777
Facsimile: (206) 728-2131

Liaison Counsel for Plaintiffs James M. McCallion and David Wallace

For Dendreon Corporation:

DATED: November 7, 2014

MORRIS, NICHOLS, ARSHT & TUNNELL, LLP

/s/ [signature]
KENNETH J. NACHBAR #2067

Kenneth J. Nachbar #2067
1201 North Market Street, 16th Floor
P.O. Box 1347
Wilmington, DE 19899
Telephone: (302) 658-9200
Facsimile: (302) 658-3989

Attorneys for Nominal Defendant Dendreon Corporation

For the Individual Defendants:

DATED: November ___, 2014

SIDLEY AUSTIN LLP

____
NORMAN J. BLEARS

Norman J. Blears
1001 Page Mill Road
Building 1
Palo Alto, CA 94304
Telephone: (650) 565-7000
Facsimile: (650) 565-7100

For Dendreon Corporation:

DATED: November ___, 2014

MORRIS, NICHOLS, ARSHT & TUNNELL, LLP

KENNETH J. NACHBAR

Kenneth J. Nachbar
1201 North Market Street, 16th Floor
P.O. Box 1347
Wilmington, DE 19899
Telephone: (302) 658-9200
Facsimile: (302) 658-3989

Attorneys for Nominal Defendant Dendreon Corporation

For the Individual Defendants:

DATED: November 7, 2014

SIDLEY AUSTIN LLP

Norman J. Blears

NORMAN J. BLEARS

Norman J. Blears
1001 Page Mill Road
Building 1
Palo Alto, CA 94304
Telephone: (650) 565-7000
Facsimile: (650) 565-7100

VINSON & ELKINS, LLP
Michael L. Charlson
525 Market Street
Suite 2750
San Francisco, CA 94105
Telephone: (415) 979-6900
Facsimile: (415) 651-8786

Attorneys for Defendants Susan B. Bayh, Hans E. Bishop, Gerardo Canet, Bogdan Dziurzynski, Mark W. Frohlich, Pedro Granadillo, Richard J. Ranieri, Gregory T. Schiffman, David C. Stump, David L. Urdal and Douglas G. Watson

DATED: November 6, 2014

RICHARDS, LAYTON & FINGER, PA

RAYMOND J. DiCAMILLO #3188

Raymond J. DiCamillo (#3188)
One Rodney Square
920 North King Street
Wilmington, DE 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

Delaware Counsel for Defendants Susan B. Bayh, Hans E. Bishop, Gerardo Canet, Bogdan Dziurzynski, Mark W. Frohlich, Pedro Granadillo, Richard J. Ranieri, Gregory T. Schiffman, David C. Stump, David L. Urdal and Douglas G. Watson

DATED: November 7, 2014

MCNAUL EBEL NAWROT & HELGREN PLLC

ROBERT M. SULKIN

Robert M. Sulkin
One Union Square
600 University Street, Suite 2700
Seattle, WA 98101
Telephone: (206) 467-1816
Facsimile: (206) 624-5128

Attorneys for Defendant Mitchell H. Gold, M.D.

DATED: November ___, 2014

SEITZ ROSS ARONSTAM & MORITZ LLP

____

COLLINS J. SEITZ

Collins J. Seitz, Jr.
100 S. West Street
Suite 400
Wilmington, DE 19801
Telephone: (302) 576-1600
Facsimile: (302) 576-1100

Delaware Counsel for Defendant Mitchell H. Gold, M.D.

DATED: November ___, 2014

MCNAUL EBEL NAWROT & HELGREN PLLC

ROBERT M. SULKIN

Robert M. Sulkin
One Union Square
600 University Street, Suite 2700
Seattle, WA 98101
Telephone: (206) 467-1816
Facsimile: (206) 624-5128

Attorneys for Defendant Mitchell H. Gold, M.D.

DATED: November 7, 2014

SEITZ ROSS ARONSTAM & MORITZ LLP

COLLINS J. SEITZ JR. Bar #2237

Collins J. Seitz, Jr. #2237
100 S. West Street
Suite 400
Wilmington, DE 19801
Telephone: (302) 576-1600
Facsimile: (302) 576-1100

Delaware Counsel for Defendant Mitchell H. Gold, M.D.

DATED: November 6, 2014

ALTO LITIGATION

BAHRAM SEYEDIN-NOOR

Bahram Seyedin-Noor, admitted pro hac vice
4 Embarcadero Center
Suite 1400
San Francisco, CA 94111
Telephone: (415) 868-5602

Attorneys for Defendant Richard F. Hamm

DATED: November 6, 2014

PROCTOR HEYMAN LLP

KURT M. HEYMAN (# 3054)

Kurt M. Heyman (# 3054)
300 Delaware Avenue
Suite 200
Wilmington, DE 19801
Telephone: (302) 472-7300
Facsimile: (302) 472-7320

Delaware Counsel for Defendant Richard F. Hamm

EFiled: Nov 20 2014 04:16PM EST
Transaction ID 56368855
Case No. 7646-VCP

EXHIBIT A

DENDREON CORPORATION DERIVATIVE LITIGATIONS
AGREED-UPON CORPORATE GOVERNANCE MEASURES

Board of Directors

1. Since August 3, 2011, Mitchell Gold, Richard Brewer, Gerald Canet and Pedro Granadillo have all left the Board of Directors (the "Board") for reasons unrelated to this litigation. Since August 3, 2011, John H. Johnson and Dennis M. Fenton, Ph.D. have joined the Board. Over more than a quarter-century, each of Mr. Johnson and Dr. Fenton has served in various senior executive roles at major pharmaceutical and biotechnology companies, including responsibility for managing research and development, sales, marketing, manufacturing and operations. Among the many areas of expertise that Mr. Johnson has developed in his years serving in many roles with companies in the pharmaceutical industry is a deep understanding of medical reimbursement issues. Dr. Fenton is also independent within the meaning of the listing requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"). Mr. Johnson has recently resigned from the Board for reasons unrelated to this litigation.

2. Dendreon will agree to add one new independent director within 18 months of the approval of any settlement of these litigations. When evaluating potential nominees, the Corporate Governance Committee will consider, among other things, the candidate's financial expertise; executive leadership experience and skills; expertise in complex life sciences manufacturing operations; expertise in government relations issues; expertise in legal issues relevant to the Company's operations; experience with applicable international regulatory issues; experience with international business operations; experience with development and implementation of business strategies; expertise with drug research, clinical development and quality control; and experience with drug commercialization efforts, together with gender and cultural diversity. As part of its effort to identify this new director, the Corporate Governance Committee will consider written recommendations of director candidates offered by derivative plaintiffs, their counsel or other stockholders. Any such recommendations shall be directed to Dendreon's Corporate Secretary in accordance with the Corporate Governance Committee's policy regarding director nominees, not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the Company's annual meeting of stockholders held May 15, 2014, and shall include the candidate's name and contact information, a statement of the candidate's background and qualifications, the name and contact information of any stockholder(s) making the recommendation, any other information the recommending person(s) may wish the Corporate Governance Committee to consider concerning the candidate and any other information as may be required under Dendreon's bylaws.

3. Dendreon shall have either an independent chairman or a lead independent director. The independent chairman or lead independent director shall be elected annually by a majority of the Board's independent directors. The responsibilities of the independent chairman or lead independent director shall include the following:

a. Assist in determining the schedule and agenda for Board meetings in consultation with other Board members;

b. Coordinate concerning the appropriate flow of information from management to the Board as Board members may consider necessary or appropriate for the Board to effectively and responsibly perform the Board's functions, and, in consultation with other Board members, to request that certain specific materials be provided to the Board;

c. Lead executive sessions during regularly scheduled Board meetings in which the Chairman of the Board is not present;

d. Evaluate, along with the Compensation Committee and the full Board, the performance of Dendreon's Chief Executive Officer and meet with the CEO to discuss the CEO's performance.

4. Dendreon will agree that no director will serve as chair of more than one of its key standing committees – Audit, Compensation and Corporate Governance.

5. Dendreon shall continue to adhere to and comply with Nasdaq requirements regarding the Board's independence. At least 2/3 of the Company's Directors shall meet the Nasdaq requirements for independence.

Disclosure Committee

1. The Company will continue to maintain a Disclosure Committee. The Disclosure Committee shall help ensure the accuracy and completeness of the Company's periodic disclosure filings with the Securities and Exchange Commission ("SEC") on Forms 10-K and 10-Q. The Disclosure Committee shall also suggest improvements to the Company's controls and procedures concerning public disclosure of information material to investors in Company securities.

2. The Disclosure Committee membership shall include the Company's Chief Financial Officer, General Counsel, Executive Vice President for Global Commercial Operations, Executive Vice President for Technical Operations and Chief Medical Officer.

3. The Disclosure Committee shall meet as circumstances warrant, but at least quarterly to review the Company's draft Form 10-K and Form 10-Q filings. In advance of its regular quarterly meeting, Disclosure Committee members are expected to review the draft disclosure and provide appropriate updates. Following its meetings to review the draft Form 10-K or Form 10-Q filings, each Disclosure Committee member shall certify that he or she has reviewed the draft filing and believes the draft to be free from material misstatement or omission.

4. One or more members of the Disclosure Committee will meet with the independent auditors and with the Company's Audit Committee in connection with their respective reviews of the draft Form 10-K and Form 10-Q filings to report on the Disclosure Committee's review of the draft disclosure, including any issues of concern that were

uncovered in the review process. The Disclosure Committee will also provide the Audit Committee any information requested by the Audit Committee or the Board.

5. The Disclosure Committee will continue to operate under a charter, which shall be amended to a form generally consistent with the document attached as Exhibit 1.

Audit Committee

1. The Audit Committee will continue to be comprised of three or more members. Each member of the Audit Committee shall meet the director and audit committee independence and financial literacy criteria of Nasdaq.

2. Meetings of the Audit Committee shall be held at such times and places as the Audit Committee shall determine, including by written consent. The Audit Committee will meet at least six times annually (or more frequently, as circumstances dictate). The Audit Committee shall meet in executive session outside of the presence of any senior executive officer of the Company at least four times annually.

3. The Audit Committee shall meet separately with and consider reports from management and representatives of the Disclosure Committee at least once per quarter, and on an ad hoc basis as may be required, to review any concerns of the Disclosure Committee regarding disclosure issues.

    a. The Audit Committee shall review with management, the independent auditors and at least one member of the Disclosure Committee the financial statements contained in the annual report to stockholders and the Company's periodic filings on Forms 10-K or 10-Q to determine that all such constituencies are satisfied with the disclosure and content of the financial statements presented to the stockholders. The Audit Committee shall review and discuss earnings and other financial press releases (including any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies with at least one member of the Disclosure Committee to consider whether any proposed guidance has a reasonable basis and that material risks and contingencies are appropriately disclosed.

    b. The Audit Committee will review and discuss reports from management and the independent auditors on (a) all critical accounting policies and practices used by the Company; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent auditor's procedures with respect to interim periods.

4. The Audit Committee shall review with management and the independent auditors, upon completion of their audit and the independent auditor's procedures with respect to interim periods, (a) financial results for the year as reported in the Company's financial statements, (b) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditors or management); (c) the

Company's internal audit procedures; and (d) the adequacy and effectiveness of the Company's disclosure controls and procedures, and management reports thereon. The Audit Committee shall be provided with reports from management and the independent auditors addressing any significant controls deficiencies or material weaknesses or other significant audit findings and the Company's progress on actions intended to remedy identified deficiencies or weaknesses. The Audit Committee's review shall include consideration of any management responses to recommendations that may be made by the Company's internal or independent auditors.

Compensation Committee

1. The Committee shall consist of at least two members of the Board of Directors who are independent directors as defined by the Nasdaq listing requirements.

2. The Compensation Committee will hold at least four regular meetings per year and additional meetings as it deems appropriate. Officers of the Company may attend these meetings at the invitation of the Compensation Committee; however that (a) the Chief Executive Officer of the Company shall not be present during voting or deliberations by the Compensation Committee on his or her compensation, and (b) the Compensation Committee will conduct at least a portion of two meetings each year as executive sessions at which officers of the Company are not present.

3. The Compensation Committee shall review the Company's compensation-related policies and practices applicable to all employees; review, with the Company's management, whether the Company's compensation policies and practices encourage unnecessary or excessive risk taking, and evaluate whether the financial incentives and risks relating to such policies and practices are appropriate.

4. The Compensation Committee shall review and discuss with the Company's management the Compensation Discussion & Analysis (the "CD&A") required by the SEC. Based on the review and discussion, the Committee will determine whether to recommend to the Board that the CD&A be included in the Company's proxy statement for the annual meeting of the Company's stockholders.

5. The Compensation Committee shall approve and adopt report required by Securities and Exchange Commission Regulation S-K, for the Company's proxy statement for the annual meeting of the Company's stockholders.

6. Consistent with the requirements of Rule 10C-1 of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), and the requirements of any applicable Nasdaq listing rules and regulations, the Compensation Committee shall have the sole authority to retain and/or replace, as needed, any compensation consultants, independent legal counsel or other outside experts, advisors or consultants (collectively, "Advisors") as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee shall be directly responsible for the appointment, compensation and

oversight of any Advisor engaged by the Committee. Before selecting any such Advisor, the Compensation Committee shall assess the independence of the Advisor in accordance with and subject to any exceptions that may be permitted under applicable SEC and Nasdaq rules and regulations. The Company shall provide appropriate funding, as determined by the Compensation Committee in its sole discretion, for payment of compensation to any such Advisors retained by the Compensation Committee. The Compensation Committee may also use the services of the Company's regular legal counsel or other advisors to the Company.

Insider Trading Controls

1. The Company shall adopt and maintain in force a policy to prohibit unlawful trading by insiders and more generally concerning insider trading (the "Insider Trading Policy"). Beyond compliance with law, the purpose of the Insider Trading Policy is to help (a) prevent inadvertent violations of the insider trading laws; (b) avoid embarrassing proxy disclosure of reporting violations by persons subject to Section 16 of the Exchange Act; (c) avoid even the appearance of impropriety on the part of those employed by, or associated with, the Company; (d) protect the Company from controlling person liability; and (e) protect the reputation of the Company, its Directors and its employees.

2. Directors, employees and other persons as specified in the Insider Trading Policy may not engage in (a) short sales of Company securities (including short sales "against the box") or (b) purchases or sales of puts, calls or other derivative securities based on the Company's securities (other than Company securities delivered directly to Directors or by the Company pursuant to a Company incentive compensation plan).

3. All proposed transactions in Company securities by Directors and employees subject to the reporting requirements of Section 16 of the Exchange Act, and not executed pursuant to a valid SEC Rule 10b-5-1 trading plan, must be pre-cleared by either the Chief Financial Officer or the General Counsel in accordance with procedures specified in the Insider Trading Policy.

4. Directors and employees subject to the reporting requirements of Section 16 of the Exchange Act many not purchase or sell any securities of the Company during the period beginning two weeks prior to the end of each fiscal quarter and ending upon the completion of the first full trading day after the public announcement of earnings for such quarter.

5. Failure to comply with the Company's Insider Trading Policy is grounds for disciplinary action by the Company, including termination of employment. In the event any employee or director subject to the Insider Trading Policy fails to comply with the Policy, the office(s) of General Counsel and/or Human Resources shall initiate an appropriate inquiry into the circumstances of the violation. Any violations by any executive officer and/or director shall be reported to the entire Board.

Stock Ownership Guidelines

1. The Company shall adopt stock ownership guidelines for its non-employee Directors and executive officers consistent with the following:

    a. Each non-employee Director shall own Company stock in an amount equal to three times the annual general Board of Directors' retainer.

    b. The Company's Chief Executive Officer shall maintain ownership of not fewer than 850,000 shares of Company stock, subject to adjustment as set forth in subsection 3 below.

    c. All other named executive officers shall maintain ownership of not fewer than 150,000 shares of Company stock, subject to adjustment as set forth in subsection 3 below.

2. All stock ownership targets must be attained within five (5) years from the date this settlement is finally approved or from the date a Director of officer joins the Company, whichever is later.

3. The minimum share ownership numbers set forth herein is subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, consolidation, combination, reorganization, recapitalization, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company. The Compensation Committee shall determine the terms of any such adjustment.

EXHIBIT 1

DENDREON CORPORATION

CHARTER OF THE DISCLOSURE COMMITTEE

The Charter of the Company's Disclosure Committee is as follows:

Purpose

The purpose of the Disclosure Committee (the "Committee") of Dendreon Corporation, a Delaware corporation (the "Company"), is to help reasonably assure that the Company's periodic disclosure filings with the Securities and Exchange Commission ("SEC") on Forms 10-K and 10-Q are in material respects accurate, complete and timely. At the request of the Chief Executive Officer or the Chief Financial Officer (the "Senior Officers") or the Audit Committee of the Company's Board of Directors (the "Audit Committee"), the Committee's work to help reasonably assure accurate, complete and timely disclosure by the Company may extend to other types of public disclosures such as (i) other disclosure filings with the SEC; (ii) significant press releases; or (iii) scripted or unscripted communications with analysts, investors, and other third parties. The Committee may also assist with assessing the materiality of information considered for public disclosure by the Company and the timing of Company disclosures. The Committee shall also suggest improvements to the Company's controls and procedures concerning public disclosure of information material to investors in Company securities. The Committee shall report to the Company's Chief Executive Officer and will have access to the Audit Committee as provided in this Charter and as may otherwise be necessary and appropriate to advance the purposes of the Committee.

Composition

The Committee will be comprised of at least the following officers and employees of the Company:

- Chief Financial Officer
- General Counsel
- Executive Vice President for Global Commercial Operations
- Executive Vice President for Technical Operations
- Chief Medical Officer

The General Counsel will serve as Chair of the Committee. Committee membership may be augmented with other Company employees, in general or as needed for a particular assignment, as may be deemed necessary or appropriate by the Company's Senior Officers, or by the Committee's Chair. The Committee may consult with outside counsel, the Company's independent auditor or other experts as the Committee, with agreement of the Chair, may consider necessary or appropriate.

Functions and Operations

The Committee has responsibility to review near-final and final drafts of the Company's periodic SEC filings on Forms 10-K and 10-Q (the "periodic disclosure"). The Committee shall meet as circumstances warrant or as the Chair may direct, but at least quarterly to discuss the periodic disclosure for the accounting period most recently ended.

Each Committee member is obliged to review the periodic disclosure, comment and/or provide needed updates to the periodic disclosure and attend Committee meetings to discuss the draft periodic disclosure in person or by telephone. Prior to issuance of the periodic disclosure, each Committee member shall certify his or her review of the draft and his or her belief that it is free from material misstatement or omission. One or more members of the Committee shall meet with the Audit Committee, together with the Company's independent auditor, concerning the periodic disclosure, including any issues of concern that may have arisen in the review process.

In consultation with the Company's independent auditors, the Committee shall have responsibility to generally monitor the effectiveness of, and to suggest appropriate changes and improvements to, controls and other procedures governing both the Company's public disclosures and the flow of information to the Company's management needed to reasonably ensure that the Company's public disclosures are in material respects accurate, complete and timely.

The Committee will provide the Audit Committee with any information requested by the Audit Committee. The Committee will also undertake such other assignments or tasks related to the Company's public disclosures as the Senior Officers and/or the Audit Committee shall request, consistent with this Charter.

In discharging its obligations, the Committee shall be authorized to access such internal and external resources as the Committee may deem necessary or appropriate to fulfill its responsibilities. Specifically and without limitation, the Committee shall have access to appropriate Company personnel, including members of the Company's Operating Committee and other department heads and managers, and to the Company's reporting and information collection systems, as needed to reasonably assure that information potentially relevant to a proposed Company disclosure is accumulated and reliable so that the Committee may discharge its responsibilities.

EXHIBIT B

EFiled: Nov 20 2014 04:16PM EST
Transaction ID 56388856
Case No. 7646-VCP

EXHIBIT

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HERBERT SILVERBERG, Derivatively on Behalf of DENDREON CORPORATION, Plaintiff, v. MITCHELL H. GOLD, RICHARD F. HAMM, GREGORY T. SCHIFFMAN, MARK W. FROHLICH, SUSAN B. BAYH, RICHARD B. BREWER, GERARDO CANET, BOGDAN DZIURZYNSKI, DAVID L. URDAL, and DOUGLAS G. WATSON, Defendants, -and- DENDREON CORPORATION, Nominal Defendant.	)	C.A. No. 7646-VCP

SCHEDULING ORDER WITH RESPECT TO NOTICE AND SETTLEMENT HEARING

WHEREAS, the parties to the above-captioned action (the "Action"), as well as the parties to actions captioned *In re Dendreon Corp. Deriv. Action*, Master No. 2:11-cv-01345-JLR (W.D. Wash.) and *In re Dendreon Corp. S'holder Deriv. Litig.*, Lead No. 11-2-29626-1 SEA (Super. Ct. Wash. King County) (together with the Action, the "Actions") have entered into a Stipulation of Compromise and

Settlement dated November 6, 2014 (the "Stipulation"), which sets forth the terms and conditions for the proposed settlement and dismissal with prejudice of the Actions, subject to review and approval by this Court pursuant to Court of Chancery Rule 23.1 upon notice to the current stockholders of nominal defendant Dendreon Corporation ("Dendreon");

NOW, upon application of the parties, after review and consideration of the Stipulation filed with the Court and the exhibits annexed thereto,

IT IS HEREBY ORDERED this ___ day of _________________, 2014 as follows:

1. A hearing (the "Settlement Hearing") shall be held on __________________, 2015, at _________.m. in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, to (a) determine whether the proposed settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and in the best interests of Dendreon and its current stockholders; (b) determine whether the Court should finally approve the Stipulation and enter the Order and Final Judgment (the "Judgment") as provided in the Stipulation, dismissing the Action with prejudice and extinguishing and releasing the Released Claims (as defined in the Stipulation); (c) hear and determine any objections to the proposed settlement; (d)

rule on plaintiffs' counsel's Fee and Expense Application(s) (as defined in the Stipulation); and (e) rule on such other matters as the Court may deem appropriate.

2. The Settlement Hearing may be adjourned by the Court from time to time without further notice to anyone other than the parties to the Actions and any Objectors (as defined herein).

3. The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice.

4. The Court approves, in form and content, the Notice of Pendency of Settlement of Action (the "Notice") filed by the parties with the Stipulation as Exhibit C, and finds that the giving of notice substantially in the manner set forth herein meets the requirement of Court of Chancery Rule 23.1 and due process, and is the best notice practicable under the circumstances. Within ten (10) business days after entry of the Scheduling Order, and no less than 60 days before the Settlement Hearing, Dendreon shall: (i) post a copy of the Notice and Stipulation on the Company's website; (ii) file a Form 8-K with the Securities and Exchange Commission ("SEC") that includes the Notice, which shall refer Current Dendreon Stockholders to Dendreon's website for more information, including a copy of the Stipulation; and (iii) commence mailing the Notice to Current Dendreon

Stockholders. All of the expenses related to the distribution of the Notice shall be paid in accordance with the terms of the Stipulation.

5. At least ten (10) business days prior to the Settlement Hearing, Dendreon's counsel shall file an appropriate affidavit attesting to provision of the Notice in accordance with this Order.

6. As set forth in the Notice, any record or beneficial stockholder of Dendreon who objects to the Stipulation, the proposed Judgment to be entered and/or the Fee and Expense Application(s), who wishes to be heard ("Objector"), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the settlement, or, if approved, the Judgment to be entered thereon, unless he, she, or it has, no later than ten (10) business days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served (electronically, by hand, or by overnight mail) on counsel, at the addresses below, the following: (a) proof of current ownership of Dendreon stock; (b) a written notice of the Objector's intention to appear; (c) a detailed statement of the objections to any

matter before the Court; and (d) a detailed statement of all of the grounds thereon and the reasons for the Objector's desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider.

Carmella P. Keener, Esq.
Rosenthal Monhait & Goddess, P.A.
919 Market Street, Suite 1401
Citizens Bank Center
P.O. Box 1070
Wilmington, DE 19899
ckeener@rmgglaw.com

Jeffrey S. Abraham, Esq.
Abraham, Fruchter & Twersky, LLP
One Penn Plaza, Suite 2805
New York, NY 10119
jabraham@aftlaw.com

Attorneys for Plaintiff Herbert Silverberg

William B. Federman, Esq.
Federman & Sherwood
10205 N. Pennsylvania Avenue
Oklahoma City, OK 73120
wbf@federmanlaw.com

Shannon L. Hopkins, Esq.
Levi & Korsinky, LLP
30 Broad Street, 24th Floor
New York, NY 10004
shopkins@zlk.com

Attorneys for Plaintiffs Paula Nicholas and Fang Liu

Craig W. Smith, Esq.
Robbins Arroyo, LLP
600 B Street, Suite 1900
San Diego, CA 92101
csmith@robbinsarroyo.com

Frank J. Johnson, Esq.
Johnson & Weaver, LLP
110 West "A" Street, Suite 750
San Diego, CA 92101
frankj@johnsonandweaver.com

Attorneys for Plaintiffs James M. McCallion
And David Wallace

Kenneth J. Nachbar, Esq.
Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street, 16th Floor
P.O. Box. 1347
Wilmington, DE 19899
knachbar@mnat.com

Attorneys for Nominal Defendant
Dendreon Corporation

Norman J. Blears, Esq.
Sidley Austin LLP
1001 Page Mill Road
Building 1
Palo Alto, CA 94304
nblears@sidley.com

Michael L. Charlson, Esq.
Vinson & Elkins LLP
525 Market Street, Suite 2750
San Francisco, CA 94105
mcharlson@velaw.com

Raymond J. DiCamillo, Esq.
Richards, Layton & Finger, PA
One Rodney Square
920 North King Street
Wilmington, DE 19801
dicamillo@rlf.com

Attorneys for Defendants
Susan B. Bayh, Hans E. Bishop,
Gerardo Canet, Bogdan Dziurzynski,
Mark W. Frohlich, Pedro Granadillo,
Richard J. Ranieri, Gregory T. Schiffman,
David C. Stump, David L. Urdal and
Douglas G. Watson

Robert M. Sulkin, Esq.
McNaul Ebel Nawrot & Helgren PLLC
600 University Street, Suite 2700
Seattle, WA 98101
rsulkin@mcnaul.com

Collins J. Seitz, Jr., Esq.
Seitz Ross Aronstam & Moritz LLP
100 S. West Street, Suite 400
Wilmington, DE 19801
cseitz@seitzross.com

Attorneys for Defendant Mitchell H. Gold, M.D.

Bahram Seyedin-Noor, Esq.
Alto Litigation
4 Embarcadero Center, Suite 1400
San Francisco, CA 94111
bahram@altolit.com

Kurt M. Heyman, Esq.
Proctor Heyman LLP
300 Delaware Avenue
Wilimington, DE 19801
kheyman@protorheyman.com

Attorneys for Defendant Richard F. Hamm

7. Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in this Action or any other action or proceeding or otherwise contesting the Stipulation or the Fee and Expense Application(s), and will otherwise be bound by the Judgment to be entered and the releases to be given.

8. At least fifteen (15) business days prior to the Settlement Hearing, plaintiffs' counsel shall file with the Court a brief in support of the settlement and plaintiffs' counsel's Fee and Expense Application(s). Any objections to the Fee and Expense Application(s) shall be filed and served no later than ten (10) business days prior to the Settlement Hearing.

9. At least five (5) business days prior to the Settlement Hearing, the parties to the Stipulation may file with the Court a response brief to any objections

made by an Objector pursuant to Paragraph 6, above, and plaintiffs may file and serve a brief response to any objections to the Fee and Expense Application(s).

10. In the event that the Stipulation is not approved by the Court, the settlement and any actions taken in connection therewith shall become null and void for all purposes, and all negotiations, transactions, and proceedings connected with it: (a) shall be without prejudice to the rights of any party thereto; (b) shall not be deemed to be construed as evidence of, or an admission by any party of any fact, matter, or thing; and (c) shall not be admissible in evidence or be used for any purpose in any subsequent proceedings in the Action or any other action or proceeding. The parties shall be deemed to have reverted to their respective status in the Actions as of the date and time immediately prior to the execution of the Stipulation, and, except as otherwise expressly provided, the parties shall proceed in all respects as if the Stipulation and any related orders had not been entered.

11. All discovery and other proceedings in this Action (except as may be necessary to carry out the terms and conditions of the proposed settlement) are hereby stayed and suspended until further order of the Court. Except as provided in the Stipulation, pending final determination of whether the Stipulation should be approved, all parties to the Actions are hereby enjoined against instituting, commencing, prosecuting, continuing, or in any way participating in, whether

directly, representatively, individually, derivatively on behalf of Dendreon, or in any other capacity, any action or other proceeding asserting any Released Claims.

12. The Court may, for good cause shown, extend any of the deadlines set forth in this Order without further notice to anyone other than the parties to the Stipulation and any Objectors.

____

Vice Chancellor Donald F. Parsons

EFiled: Nov 20 2014 04:16PM EST
Transaction ID 56368855
Case No. 7646-VCP

EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HERBERT SILVERBERG, Derivatively on Behalf of DENDREON CORPORATION, Plaintiff, v. MITCHELL H. GOLD, RICHARD F. HAMM, GREGORY T. SCHIFFMAN, MARK W. FROHLICH, SUSAN B. BAYH, RICHARD B. BREWER, GERARDO CANET, BOGDAN DZIURZYNSKI, DAVID L. URDAL, and DOUGLAS G. WATSON, Defendants, -and- DENDREON CORPORATION, Nominal Defendant.	C.A. No. 7646-VCP

NOTICE OF PENDENCY OF SETTLEMENT OF ACTION

TO: ALL CURRENT STOCKHOLDERS OF DENDREON CORPORATION (TRADING SYMBOL: DNDN)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE CLAIMS DEFINED HEREIN.

IF YOU HOLD DENDREON CORPORATION COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

IF YOU DO NOT OBJECT TO THE PROPOSED SETTLEMENT OR ATTORNEYS' FEE AND EXPENSE AWARD DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

I. WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this Notice is to tell you about: (i) lawsuits (the "Actions") in the Delaware Court of Chancery (the "Delaware Court"), the Superior Court of Washington (the "Washington Court") and in the United States District Court for the Western District of Washington (the "Federal Court") brought on behalf of Dendreon Corporation ("Dendreon" or the "Company"); (ii) a proposal to settle the Actions as provided in a Stipulation of Compromise and Settlement (the "Stipulation"); and (iii) your right, among other things, to attend and participate in a hearing to be held on ____________________, 2015 at __________.m., in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 (the "Settlement Hearing").

This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed settlement. If the Court approves the Stipulation, the parties will ask the Delaware Court to approve an Order and Final Judgment that would end the Actions.

THE FOLLOWING DESCRIPTION DOES NOT CONSTITUTE FINDINGS OF ANY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF ANY COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II. BACKGROUND: WHAT ARE THE ACTIONS ABOUT?

Summary of the Delaware Action

On September 13, 2011, Plaintiff Herbert Silverberg ("Plaintiff Silverberg") made a demand for books and records from Dendreon pursuant to Section 220 of the Delaware General Corporation Law. After extensive negotiations, on or about

January 23, 2012, Dendreon produced several hundred pages of documents.

On June 22, 2012, Plaintiff Silverberg filed the a derivative action complaint in the Delaware Court (the "Delaware Action") in the Court derivatively on behalf of Dendreon against defendants Gold, Hamm, Schiffman, Frohlich, Bayh, Canet, Dziurzynski, Urdal and Watson (the "Delaware Defendants"). Plaintiff Silverberg claimed that the Delaware Defendants breached their fiduciary duties of loyalty in connection with certain transactions in Dendreon securities, including sales of Dendreon stock.

On November 14, 2012, pursuant to a stipulation of the parties to the Delaware Action, the Court entered an Order temporarily staying the Delaware Action until January 22, 2013 so that the parties could explore a possible resolution.

On February 21, 2013, the Delaware Defendants filed a motion to stay the Delaware Action pending resolution of the securities class action entitled *In re Dendreon Corporation Class Action Litigation*, No. 11 Civ. 1219 (JLR) (W.D. Wash.) (the "Federal Securities Class Action"). On February 22, 2013, the Delaware Defendants filed a motion to dismiss Plaintiff Silverberg's Derivative Action Complaint (the "Delaware Complaint"). On April 17, 2013, the Delaware Court issued a bench ruling granting in part and denying in part the Delaware Defendants' motion to stay, ruling that briefing of the Delaware Defendants' motion to dismiss should proceed.

On May 17, 2013, the Delaware Defendants filed their opening brief in support of their motion to dismiss the Delaware Complaint. Briefing of the Delaware Defendants' motion to dismiss was completed by July 2, 2013 and oral argument was held before the Delaware Court on September 10, 2013. (By the time of the argument, a settlement of the Federal Securities Class Action had been reached and approved.) On December 31, 2013, the Court issued an opinion (the "Opinion") denying the motion to dismiss the Delaware Complaint.

On January 7, 2014, Plaintiff Silverberg served the first set of document requests upon the Delaware Defendants.

On January 10, 2014, Plaintiff Silverberg filed a motion to set a schedule in the Delaware Action. Also, on January 10, 2014, the Delaware Defendants filed an application for certification of interlocutory review of the Opinion.

On January 15, 2014, the Delaware Defendants filed a renewed motion to stay the Delaware Action pending resolution of an individual securities opt-out action entitled *Bolling v. Dendreon Corporation*, No. 13 Civ. 872 (JLR) (W.D. Wash.).

On February 4, 2014, the Court issued an opinion denying the Delaware Defendants' application for certification of interlocutory appeal. On February 12, 2014, the Delaware Supreme Court issued an order declining to hear the Delaware Defendants' interlocutory appeal.

On March 17, 2014, the Court held oral argument on Plaintiff Silverberg's motion to set a schedule and the Delaware Defendants' renewed motion to stay. The Court issued a bench ruling granting Plaintiff Silverberg's motion to set a schedule with modifications and instructed the parties to confer and submit a proposed schedule consistent with the Court's bench ruling. The Court additionally denied the Delaware Defendants' renewed motion to stay.

On April 28, 2014, the Court entered a schedule permitting the parties to the Delaware Action to proceed with full discovery and setting trial to commence on March 16, 2015.

Plaintiff Silverberg served a total of four sets of document requests and three sets of interrogatories on each of the Delaware Defendants, and also sought discovery through subpoenas *duces tecum* and *ad testificandum* served on several third-party witnesses.

The parties to the Delaware Action represent that they diligently met and conferred several times concerning the scope of discovery, and exchanged correspondence regarding, among other things: (i) the nature and scope of document production; (ii) disagreements as to permissible discovery; and (iii) the depositions of fact witnesses.

Plaintiff Silverberg represents that, in response to discovery requests, beginning on March 21, 2014, the Delaware Defendants produced in excess of 280,000 pages of documents and responses to the three sets of interrogatories propounded by Plaintiff Silverberg. Additionally, Plaintiff Silverberg represents that he produced documents and information responsive to the Delaware Defendants' document requests and interrogatories. Plaintiff Silverberg represents that, at the time of the Parties' initial agreement to enter into this Settlement, the parties to the Delaware Action had scheduled the deposition of two facts witnesses

and were firming up the deposition dates for an additional twelve Dendreon fact witnesses. In addition, Plaintiff Silverberg represents that he anticipated the need for depositions of third-parties after having an opportunity to analyze their document productions.

Summary of the Washington Federal Action

On August 12, 2011, Plaintiff William Wagner filed an action in the United States District Court for the Western District of Washington against certain current and former officers and directors of Dendreon (the "Washington Federal Action"). Plaintiffs Fang Liu, Paula Nicholas and Jared Ross (collectively with Wagner the "Washington Federal Plaintiffs") subsequently filed actions in that federal court as well.

On September 22, 2011, Plaintiffs Wagner and Nicholas filed a joint motion to transfer their cases to a single judge, consolidate and appoint lead plaintiffs and counsel.

On November 22, 2011, the Washington Federal Plaintiffs stipulated to a stay of proceedings in the Washington Federal Action pending a decision on the motion to dismiss in the Federal Securities Class Action.

On December 1, 2011, Judge James L. Robart entered the Washington Federal Plaintiffs' proposed order of consolidation and appointment of lead plaintiff and lead and liaison counsel. Judge Robart additionally entered the stipulated stay of proceedings as agreed upon by the parties to the Washington Federal Action.

Dendreon provided the Washington Federal Plaintiffs with several hundred pages of documents previously provided to Plaintiff Silverberg pursuant to the Delaware Plaintiff's books and records demand.

On June 24, 2014, the Washington Federal Plaintiffs agreed to the Agreement (as defined below) to resolve the Actions.

Summary of the Washington State Action

On August 26, 2011, Plaintiff James McCallion filed an action in the Superior Court of Washington for King County against certain current and former officers and directors of Dendreon (the "Washington State Action"). Plaintiff

David Wallace (collectively with McCallion the "Washington State Plaintiffs") subsequently filed an action in that state court as well.

On September 9, 2011, the Washington State Action was removed to the United States District Court for the Western District of Washington. On October 18, 2011, pursuant to a stipulation between certain parties to the Washington State Action, the action was remanded back to Washington State Court.

On November 7, 2011, the Washington State Plaintiffs filed a stipulation seeking a stay pending a decision on the motion to dismiss in the Federal Securities Class Action. The stipulation additionally sought consolidation of the related actions and appointment of co-lead and liaison counsel. On November 15, 2011, Judge Laura Inveen ordered the requested stay, consolidation and appointment of co-lead and liaison counsel.

Dendreon provided the Washington State Plaintiffs with several hundred pages of documents previously provided to Plaintiff Silverberg pursuant to the Delaware Plaintiff's books and records demand.

On June 24, 2014, the Washington State Plaintiffs agreed to the Agreement (as defined below) to resolve the Actions.

III. HOW WAS THE SETTLEMENT REACHED?

On January 15 and April 26, 2013, the parties to the Actions participated in mediation sessions with Judge Layn R. Phillips (Ret.) during which the parties were unable to agree to a resolution.

On May 13, 2014, the parties participated in another mediation session with Judge Phillips in New York City. Although the parties did not agree to settle the Actions on that date, the parties, through Judge Phillips, thereafter continued to discuss the possibility of settlement.

On June 24, 2014, following a mediator's recommendation issued by Judge Phillips, the Parties agreed in principle to settle the Actions on certain terms (the "Agreement"), subject to definitive documentation and court approval. On July 18, 2014, the parties entered into a Memorandum of Understanding setting forth the basic terms of a settlement of the Actions. The Stipulation was later signed by all parties on November 6, 2014.

THE COURTS HAVE NOT FINALLY DETERMINED THE MERITS OF PLAINTIFFS' CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE DEFENDANTS IN THE ACTIONS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTIONS WERE NOT SETTLED.

IV. WHAT ARE THE TERMS OF THE SETTLEMENT?

Under the Stipulation, Dendreon is to receive the total sum of $4,500,000 less any amount awarded by the Delaware Court to Plaintiffs' Counsel for fees and expenses (the "Settlement Payment") and is required to institute certain corporate governance reforms.

Because the Actions were brought for the benefit of Dendreon, any recovery in the litigations (whether from this or any settlement or through a judgment in favor of the Plaintiffs) would go to Dendreon. Dendreon stockholders will not receive any direct payment as a result of the Stipulation and will not need to fill out any kind of claims form as a result of the settlement.

If the Delaware Court approves the proposed Stipulation, Plaintiffs will then request that the Washington Court and the Federal Court dismiss the respective Actions with prejudice because the Stipulation finally resolves all claims of Dendreon against the Released Parties (as defined below) arising out of the facts on which the Actions are based. The Stipulation is contingent on receiving approval from the Delaware Court.

V. WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

Under the Stipulation, the following releases will occur, except as noted below:

Plaintiffs (on their own behalves and derivatively on behalf of Dendreon), Plaintiffs' Counsel, Dendreon, and each and every current Dendreon stockholder claiming by, through, in the right of, derivatively, or on behalf of Dendreon, shall fully, finally, and forever release, relinquish, and discharge the Released Parties (as defined below) from any and all of the Released Claims (as defined below).

Each of the Released Parties (as defined below) shall fully, finally, and forever release, relinquish, and discharge Plaintiffs, Plaintiffs' Counsel, Dendreon, and each and every current Dendreon stockholder claiming by, through, in the right of, derivatively, or on behalf of Dendreon from any and all claims arising from the institution or prosecution of the Actions.

The term "Released Parties" means, as to Dendreon and Mitchell H. Gold, Richard F. Hamm, Susan B. Bayh, Hans E. Bishop, Richard B. Brewer, Gerardo Canet, Bogdan Dziurzynski, Mark W. Frohlich, Pedro Granadillo, Richard J. Ranieri, Gregory T. Schiffman, David C. Stump, David L. Urdal, and Douglas G. Watson (collectively, the "Individual Defendants"), their respective past or present directors, officers, employees, partners, insurers, co-insurers, reinsurers, agents, controlling shareholders, attorneys, accountants, advisors, personal or legal representatives, predecessors, successors, assigns, parents, subsidiaries, divisions, joint ventures, and each Individual Defendant's spouse, domestic partner, parents, siblings, and children; the parents of his or her spouses (all including step and adoptive relationships); his or her estate and any executor or other fiduciaries of such estate; and any trust of which any of the foregoing is a settler or beneficiary.

The term "Released Claims" means, to the fullest extent allowed by law, all claims for relief (including Unknown Claims), demands, causes of action, rights, potential or actual liabilities of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, for compensatory damages, punitive damages, restitution, disgorgement or any other legal or equitable relief that could be sought under any legal theory, (a) that Plaintiffs asserted in any of the complaints filed in any of the Actions or proffered for potential filing as an amended pleading in any of the Actions (collectively, the "Complaints"), or (b) that Plaintiffs, Dendreon, or any Current Dendreon Stockholder could have asserted in any forum that arise out of, relate to or are based upon the allegations, transactions, facts, matters or occurrences, representations, misrepresentations, or omissions involved, set forth, or referred to in any of the Complaints, including without limitation allegations relating to transactions in Dendreon securities, the Individual Defendants' performance of their duties as officers and/or directors of Dendreon, or any other action taken or alleged to have been taken by the Individual Defendants as identified in the Complaints, except for claims relating to the enforcement of the Settlement.

The following claims are reserved and not being released as part of the Stipulation:

Each of Dendreon and the Released Persons shall retain and reserve all of their respective claims or rights that may exist relating to the advancement and payment from Dendreon and/or reimbursement to Dendreon of legal fees and defense costs arising under and pursuant to any Released Person's respective indemnification agreements with Dendreon, Dendreon's certificate of incorporation or by-laws, applicable law, equity or other contract, or any entitlement to insurance coverage or insurance proceeds, and any other litigation, matter, proceeding, or investigation.

VI. WHAT ARE THE REASONS FOR SETTLING THE ACTIONS?

Plaintiffs believe that the claims asserted in the Actions have merit, but also believe that the Settlement set forth below provides substantial and immediate benefits for Dendreon and its current stockholders. In addition to these substantial benefits, Plaintiffs and Plaintiffs' Counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Actions; (ii) the probability of success on the merits; (iii) the inherent problems of proof associated with, and possible defenses to, the claims asserted in the Actions; (iv) the desirability of permitting the Settlement to be consummated according to its terms; (v) the expense and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and appeals; and (vi) the conclusion of Plaintiffs and Plaintiffs' Counsel that the terms and conditions of the Stipulation are fair, reasonable, and adequate, and that it is in the best interests of Dendreon and its current stockholders to settle the Actions on the terms set forth herein.

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Dendreon and its current stockholders. Based upon Plaintiffs' Counsel's evaluation, Plaintiffs have determined that the Settlement is in the best interests of Dendreon and its current stockholders and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

The Individual Defendants deny that they have committed or intended to commit any wrongdoing or violations of law arising out of any of the conduct, statements, acts, or omissions alleged in the Actions, and maintain that their conduct was at all times proper and in compliance with applicable law. The

Individual Defendants who traded in Dendreon stock further deny that they traded Dendreon stock on the basis of material non-public information, breached their fiduciary duties, were unjustly enriched or committed corporate waste, or made any material misstatements or omissions in Dendreon's public filings, press releases, or other public statements. The Individual Defendants also deny that Dendreon was harmed by any conduct of the Individual Defendants alleged in the Actions or that could have been alleged therein. Each of the Individual Defendants asserts that, at all relevant times, he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of Dendreon and its stockholders.

The Individual Defendants, however, recognize the uncertainty and the risk inherent in any litigation, and the difficulties and substantial burdens, expense, and length of time that may be necessary to defend this proceeding through the conclusion of discovery, summary judgment motions, trial, post-trial motions, and appeals. The Individual Defendants wish to eliminate the uncertainty, risk, burden and expense of further litigation, and to permit Dendreon to operate without further distraction and diversion with respect to the Actions. Further, Dendreon acknowledges that the Settlement is fair, reasonable, and adequate, and is in the best interests of Dendreon and its stakeholders. The Individual Defendants have, therefore, determined to settle the Actions on the terms and conditions set forth in the Stipulation and to put the Released Claims to rest finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages.

VII. <u>HOW WILL THE ATTORNEYS GET PAID?</u>

To date, Plaintiffs' Counsel have not received any payments for their efforts on behalf of Dendreon and its stockholders. If the Delaware Court approves the Stipulation, Plaintiffs' Counsel shall apply to the Delaware Court for an award of attorneys' fees and expenses (the "Fee and Expense Application") of no more than $1,125,000 (or 25% of the Settlement Payment) in attorneys' fees plus reasonable expenses actually incurred, to be paid from the Settlement Payment. So long as Plaintiff's application for an award of fees from the Court does not exceed $1,125,000 and a reasonable amount of expenses actually incurred, Defendants shall take no position with respect to Plaintiffs' Fee and Expense Application.

Court approval of the Stipulation is not in any way conditioned on the Delaware Court approving the Fee and Expense Application. Disallowance by the Delaware Court of the Fee and Expense Application, or any portion thereof, any appeal from any order relating thereto, and any modification or reversal on appeal

of any such order, will not operate to terminate or cancel the Stipulation or affect its other terms, including the releases, or affect or delay the finality of the Judgment approving the Stipulation.

All of defendants' own legal fees, costs, and expenses incurred in the Actions will be borne by defendants.

VIII. WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?

The Delaware Court has scheduled a Settlement Hearing to be held on ____________________, 2015 at ___________.m., in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801.

The purpose of the Settlement Hearing is to: (i) determine whether the proposed Stipulation is fair, reasonable, and adequate and in the best interests of Dendreon and its stockholders and should be approved by the Court; (ii) determine whether an Order and Final Judgment should be entered dismissing the Delaware case with prejudice and extinguishing and releasing all of the claims raised in the Actions against the Released Parties; (iii) determine whether the Delaware Court should approve Plaintiffs' Counsel's Fee and Expense Application; (iv) hear and determine any objections to the proposed settlement; and (v) rule on such other matters as the Delaware Court may deem appropriate.

The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the parties to the Actions and any Objectors (as defined below). The Delaware Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice.

IX. DO I HAVE A RIGHT TO APPEAR AND OBJECT?

Any record or beneficial stockholder of Dendreon who objects to the settlement, the judgment proposed to be entered or Plaintiffs' Counsel's Fee and Expense Application, or who otherwise wishes to be heard (an "Objector"), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Stipulation, or, if approved, the judgment to be entered thereon, unless he, she, or it has, no later than ten (10) business days before the

Settlement Hearing (unless the Delaware Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served (electronically, by hand, or overnight mail) on plaintiffs' and defendants' counsel, at the addresses below, the following: (i) proof of current ownership of Dendreon stock; (ii) a written notice of the Objector's intention to appear; (iii) a detailed statement of the objections to any matter before the Delaware Court; and (iv) a detailed statement of all of the grounds thereon and the reasons for the Objector's desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider.

Carmella P. Keener, Esq.
Rosenthal Monhait & Goddess, P.A.
919 Market Street, Suite 1401
Citizens Bank Center
P.O. Box 1070
Wilmington, DE 19899
ckeener@rmgglaw.com

Jeffrey S. Abraham, Esq.
Abraham, Fruchter & Twersky, LLP
One Penn Plaza, Suite 2805
New York, NY 10119
jabraham@aftlaw.com

Attorneys for Plaintiff Herbert Silverberg

William B. Federman, Esq.
Federman & Sherwood
10205 N. Pennsylvania Avenue
Oklahoma City, OK 73120
wbf@federmanlaw.com

Shannon L. Hopkins, Esq.
Levi & Korsinky, LLP
30 Broad Street, 24th Floor
New York, NY 10004

shopkins@zlk.com

Attorneys for Plaintiffs Paula Nicholas and Fang Liu

Craig W. Smith, Esq.
Robbins Arroyo, LLP
600 B Street, Suite 1900
San Diego, CA 92101
csmith@robbinsarroyo.com

Frank J. Johnson, Esq.
Johnson & Weaver, LLP
110 West "A" Street, Suite 750
San Diego, CA 92101
frankj@johnsonandweaver.com

Attorneys for Plaintiffs James M. McCallion And David Wallace

Kenneth J. Nachbar, Esq.
Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street, 16th Floor
P.O. Box. 1347
Wilmington, DE 19899
knachbar@mnat.com

Attorneys for Nominal Defendant Dendreon Corporation

Norman J. Blears, Esq.
Sidley Austin LLP
1001 Page Mill Road
Building 1
Palo Alto, CA 94304
nblears@sidley.com
Michael L. Charlson, Esq.
Vinson & Elkins LLP
525 Market Street, Suite 2750
San Francisco, CA 94105

mcharlson@velaw.com

Raymond J. DiCamillo, Esq.
Richards, Layton & Finger, PA
One Rodney Square
920 North King Street
Wilmington, DE 19801
dicamillo@rlf.com

Attorneys for Defendants
Susan B. Bayh, Hans E. Bishop,
Gerardo Canet, Bogdan Dziurzynski,
Mark W. Frohlich, Pedro Granadillo,
Richard J. Ranieri, Gregory T. Schiffman,
David C. Stump, David L. Urdal and
Douglas G. Watson

Robert M. Sulkin, Esq.
McNaul Ebel Nawrot & Helgren PLLC
600 University Street, Suite 2700
Seattle, WA 98101
rsulkin@mcnaul.com

Collins J. Seitz, Jr., Esq.
Seitz Ross Aronstam & Moritz LLP
100 S. West Street, Suite 400
Wilmington, DE 19801
cseitz@seitzross.com

Attorneys for Defendant Mitchell H. Gold, M.D.

Bahram Seyedin-Noor, Esq.
Alto Litigation
4 Embarcadero Center, Suite 1400
San Francisco, CA 94111
bahram@altolit.com

Kurt M. Heyman, Esq.
Proctor Heyman LLP
300 Delaware Avenue
Wilimington, DE 19801
kheyman@protorheyman.com

Attorneys for Defendant Richard F. Hamm

Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Delaware Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in these Actions or any other action or proceeding or otherwise contesting the Stipulation or the Fee and Expense Application, and will otherwise be bound by the Judgment to be entered and the releases to be given. You are not required to appear in person at the Settlement Hearing in order to have your timely and properly filed objection considered.

X. WHAT ARE THE TERMS OF THE PROPOSED ORDER AND FINAL JUDGMENT?

If the Court determines that the Stipulation is fair, reasonable, adequate, and in the best interests of Dendreon and its stockholders, the parties shall jointly request that the Delaware Court enter an Order and Final Judgment, which will, among other things:

1. Approve the Stipulation and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of Dendreon and its stockholders, pursuant to Court of Chancery Rule 23.1;

2. Determine that appropriate notice of the Actions, the Stipulation, the Settlement Hearing, and the right to appear was provided pursuant to Court of Chancery Rule 23.1.

3. Authorize and direct the parties to consummate the settlement in accordance with the terms and conditions of the Stipulation and reserve jurisdiction to supervise the consummation of the Stipulation provided therein;

4. Dismiss the Delaware case with prejudice in accordance with the terms of the Stipulation and grant the releases described more fully above and in accordance with the terms and conditions of the Stipulation. Separately, Plaintiffs will seek dismissal of the actions pending in the Washington Court and the Federal Court with prejudice and without costs to any party;

5. Grant Plaintiffs' Counsel's Fee and Expense Application, as the Delaware Court deems appropriate.

XI. HOW DO I GET ADDITIONAL INFORMATION ABOUT THE SETTLEMENT?

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Actions, the Stipulation and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Actions, claims that have been asserted by the parties, and the terms and conditions of the settlement, including a complete copy of the Stipulation, stockholders of Dendreon are referred to the court files in the Actions. You or your attorney may examine the Delaware Court files during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. Questions about the settlement or about this Notice in general may be addressed to Plaintiff's Counsel:

Jeffrey S. Abraham, Esq.
Abraham, Fruchter & Twersky, LLP
One Penn Plaza, Suite 2805
New York, New York 10119
Tel: (212) 279-5050
jabraham@aftlaw.com

PLEASE DO NOT WRITE OR CALL THE COURT

BY ORDER OF THE COURT

Dated: ________, 2014

____
Register in Chancery

EXHIBIT D

EFiled: Nov 20 2014 04:16PM EST
Transaction ID 56368855
Case No. 7646-VCP

EXHIBIT

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HERBERT SILVERBERG, Derivatively on Behalf of DENDREON CORPORATION, Plaintiff, v. MITCHELL H. GOLD, RICHARD F. HAMM, GREGORY T. SCHIFFMAN, MARK W. FROHLICH, SUSAN B. BAYH, RICHARD B. BREWER, GERARDO CANET, BOGDAN DZIURZYNSKI, DAVID L. URDAL, and DOUGLAS G. WATSON, Defendants, -and- DENDREON CORPORATION, Nominal Defendant.	C.A. No. 7646-VCP

ORDER AND FINAL JUDGMENT

WHEREAS, a hearing was held before this Court on _______________, 2015 pursuant to this Court's Scheduling Order With Respect to Notice and Settlement Hearing, dated ____________________, 2014 (the "Scheduling Order"), and upon a Stipulation of Compromise and Settlement dated November 6, 2014 (the "Stipulation") outlining a settlement of the above-captioned action (the

"Action"), which is incorporated herein by reference. The Parties appeared by their attorneys of record. The Court heard and considered the submissions and evidence presented in support of the proposed settlement and the application(s) for an award of attorneys' fees and expenses. The opportunity to be heard was given to all other persons requesting to be heard in accordance with the Scheduling Order. The Court considered, among other matters, the benefits of the proposed Stipulation and the risks, complexity, expense and probable duration of further litigation. The proposed Stipulation and the application for an award of attorneys' fees and expenses was heard and considered by the Court.

This Order and Final Judgment ("Judgment") incorporates by reference the definitions in the Stipulation and, unless otherwise defined, all capitalized terms shall have the same meanings as set forth in the Stipulation.

IT IS ORDERED, ADJUDGED AND DECREED, this _______ day of ________________, 2015 that:

1. The Court finds that Plaintiffs and Plaintiffs' Counsel have adequately represented the interests of Dendreon Corporation ("Dendreon" or the "Company") and its stockholders with respect to the Actions, the claims asserted therein, and all Released Claims.

2. The Court finds that the Stipulation is fair, reasonable, adequate, and in the best interests of Dendreon and its stockholders.

3. The Court approves the Stipulation in all respects, and the Parties are directed to consummate the settlement in accordance with the terms of the Stipulation. The Register in Chancery is directed to enter and docket this Judgment.

4. The Notice of Pendency of Settlement of Action (the "Notice") has been given to all current stockholders of the Company pursuant to and in the manner directed by the Scheduling Order, proof of mailing, and other dissemination of the Notice was filed with the Court and full opportunity to be heard has been offered to all parties, current stockholders of the Company, and persons in interest. The Court finds that the form and means of the Notice was the best notice practicable under the circumstances and was given in full compliance with the requirements of Court of Chancery Rule 23.1 and due process of law, and that all stockholders of Dendreon are bound by this Judgment.

5. This Court has jurisdiction over the subject matter of the Actions, including all matters necessary to effectuate the Stipulation and this Judgment and over all Parties to the Actions, including Plaintiffs, Current Dendreon Stockholders and all Individual Defendants and nominal defendant Dendreon.

6. The Delaware Action and all claims contained therein, as well as all of the Released Claims, is dismissed with prejudice. As between Silverberg and

the Individual Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation and in this Judgment.

7. Except as otherwise provided in the Stipulation, Plaintiffs, including Silverberg, the Washington Federal Plaintiffs, and the Washington State Plaintiffs (on their own behalf and derivatively on behalf of Dendreon), Plaintiffs' Counsel, Dendreon, and each and every Current Dendreon Stockholder claiming by, through, in the right of, derivatively, or on behalf of Dendreon, by operation of this Judgment, fully, finally, and forever release, relinquish and discharge the Released Parties from any and all of the Released Claims.

8. Except as otherwise provided in the Stipulation, each of the Released Parties, by operation of this Judgment, fully, finally, and forever release, relinquish and discharge Plaintiffs, including Silverberg, the Washington Federal Plaintiffs, and the Washington State Plaintiffs, Plaintiffs' Counsel, Dendreon, and each and every Current Dendreon Stockholder claiming by, through, in the right of, derivatively, or on behalf of Dendreon from any and all claims arising from the institution or prosecution of the Actions.

9. Except as otherwise provided in the Stipulation, the Parties (including Dendreon) are permanently and finally enjoined from instituting, commencing, prosecuting, continuing, or in any way participating in, whether directly or indirectly, representatively, individually, derivatively on behalf of Dendreon, or in

any other capacity, any action or other proceeding asserting any Released Claims against any or all of the Released Parties or any party, or their respective attorneys.

10. Nothing in this Judgment shall in any way impair or restrict the rights of the Individual Defendants or nominal defendant Dendreon, or the rights of any party to enforce the terms of the Stipulation.

11. Plaintiffs' Counsel are awarded attorneys' fees and reimbursement of expenses in the amount of $____________________ to be payable from the Settlement Payment, which the Court finds to be fair and reasonable, to be paid in accordance with the terms of the Stipulation.

12. Neither the Stipulation, this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation: (a) is or may be deemed or offered or received in evidence as a presumption, a concession, or an admission of any fault, liability, or wrongdoing, and except as required to enforce this Stipulation, shall not be offered or received in evidence or otherwise used by any party in any action, whether civil, criminal, or administrative; or (b) shall be interpreted as an admission of liability or wrongdoing on the part of the Individual Defendants, nor an admission on the part of Plaintiff of any lack of merit of the claims asserted in the Action. Notwithstanding the foregoing, Dendreon and any of the Individual Defendants may file the Stipulation, or any judgment or order of the Court related hereto, in any action that has been or may be brought against

them, in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13. Nothing herein dismisses or releases any claim by or against any party to the Stipulation arising out of a breach of the Stipulation or violation of this Judgment.

____

Vice Chancellor Donald F. Parsons